SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Equity Income Fund -- Class A Shares
Fiscal period ending: 11/30/95
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,255    $1,986       $2,672

T   =  Average Annual
       Total Return              25.49%    14.71%       10.33%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $1,182,214

Expenses                         $321,870

Reimbursement                    $0

Average shares                   35,677,349

NAV                              $10.93

Sales Charge                     5.75%

POP                              $11.60

Yield at POP                     2.51%
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Equity Income Fund -- Class B Shares
Fiscal period ending: 11/30/95
Inception date (if less than 10 years of performance): 9/13/93


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A       $1,000

ERV =  Ending Redeemable Value   $1,273      N/A       $1,303

T   =  Average Annual
       Total Return              27.30%      N/A       12.71%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $237,741

Expenses                         $111,725

Reimbursement                    $0

Average shares                   7,198,946

NAV                              $10.89

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     1.94%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Equity Income Fund -- Class M Shares
Fiscal period ending: 9/30/95
Inception date (if less than 10 years of performance): 4/1/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A       N/A          $1,000

ERV =  Ending Redeemable Value   N/A       N/A          $1,282

T   =  Average Annual
       Total Return              N/A       N/A          28.19%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $1,182,214

Expenses                         $321,870

Reimbursement                    $0

Average shares                   35,677,349

NAV                              $10.93

Sales Charge                     3.50%

POP                              $11.28

Yield at POP                      2.10%